EXHIBIT 99.1

Data Storage Corporation Closes Sale of CloudFirst Business

Proceeds to Support Strategic Investments and Targeted Acquisitions in Technology Sectors

MELVILLE, N.Y., September 12, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” or the “Company”), today announced it has completed the previously announced sale of its CloudFirst business (“CloudFirst”), comprised of substantially all of the assets held by CloudFirst Technologies Corporation, a wholly-owned subsidiary of the Company, to Performive, a cloud infrastructure provider backed by Renovus Capital Partners. The transaction, approved by shareholders on September 10, 2025, closed on September 11, 2025, and generated approximately $40 million in gross proceeds, with estimated net proceeds of $24 million after fees, taxes, and adjustments.

The Company plans to use proceeds to support targeted acquisitions and investments in areas aligned with digital infrastructure, including artificial intelligence (“AI”)-enabled software, graphics processing unit (“GPU”) technologies, and cybersecurity. DSC will also continue operating Nexxis, Inc., its telecommunications subsidiary.

While the Company has identified key sectors of interest, it remains open to opportunities that offer recurring revenue and long-term shareholder value.

“With the CloudFirst transaction complete, we are in a stronger position to evaluate and execute targeted acquisitions,” said Chuck Piluso, CEO of Data Storage Corporation. “We will take a disciplined approach to investing in infrastructure and software businesses that align with our operating capabilities and offer recurring revenue potential.”

Transaction Continuity

The CloudFirst brand, leadership team, and service model will remain intact under Performive. No changes are expected to client relationships, staffing, or service delivery.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) focuses on investing in and supporting businesses in GPU Infrastructure-as-a-Service (IaaS), AI-driven software applications, cybersecurity, and voice/data telecommunications. The Company’s goal is to build recurring revenue streams while maintaining operational discipline.

For more information, visit www.dtst.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from current expectations include the completion of the sale of the CloudFirst business positioning the Company to execute a growth strategy; the transaction generating anticipated net proceeds of approximately $24 million to the Company after fees, taxes, and other adjustments; the Company’s plans to pursue targeted acquisitions in complementary and high-growth areas that align with the broader digital transformation marketplace in addition to continuing to operate its subsidiary, Nexxis, Inc.; the key areas of focus for the Company, including AI-enabled vertical SaaS, cybersecurity solutions, Edge AI, GPU technologies, and healthcare workflow automation, representing a large and expanding market opportunity where Data Storage Corporation can broaden its portfolio and capture long-term growth; the Company remaining flexible in pursuing acquisitions with a focus on building recurring revenue streams and delivering sustained shareholder value; the Company’s ability to execute its M&A strategy to capitalize on attractive opportunities across key sectors; the Company’s ability to build a strong, more diversified company that delivers innovation and creates lasting value for our shareholders; Purchaser retaining the CloudFirst name, the CloudFirst leadership team, and service structure, with no planned changes to staffing, client relationships, or service delivery; and the Company’s ability to provide leading edge technologies, while building shareholder value. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:

Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com